Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Urban Outfitters, Inc. 401(k) Savings Plan

Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 20, 2012, relating to the financial statements and supplemental schedule of the Urban Outfitters, Inc. 401(k) Savings Plan which appear in Urban Outfitters, Inc. 401(k) Savings Plan’s Annual Report on Form 11-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

BDO USA, LLP

Philadelphia, Pennsylvania

September 14, 2012